================================================================================
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to ss.240.1a-11(c) or ss.240.1a-12


                              GULFWEST OIL COMPANY
                (Name of Registrant as Specified In Its Charter)


                              GULFWEST OIL COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1), or 14a-6(j)(2) [ ]
$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

         4)       Proposed maximum aggregate value of transaction:

         * Set forth amount on which the filing is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount previously paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

Notes:


================================================================================

                              GULFWEST OIL COMPANY
                           2644 Sherwood Forest Plaza
                                    Suite 229
                          Baton Rouge, Louisiana 70816


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held on July 2, 1996

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of GulfWest Oil Company (the "Company") will be held at the Country Club of Louisiana, 18400 Boulevard Louisiane, Baton Rouge, Louisiana, on Tuesday, July 2, 1996 at 6:00 p.m., local time, for the following purposes:

         (1) To elect five members of the Board of Directors, which presently consists of five directors, for the term of one year or until the next Annual Meeting of Shareholders.

         (2) To transact such other business as may properly come before the Meeting or any adjournments thereof.

         The close of business on May 3, 1996 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournments thereof. For a period of at least 10 days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder during ordinary business hours at the offices of the Company at 2644 Sherwood Forest Plaza, Suite 229, Baton Rouge, Louisiana 70816 or 16800 Dallas Parkway, Suite 250, Dallas, Texas 75248.

         Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

         SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                  By Order of the Board of Directors



                                  Jim C. Bigham
                                  Secretary

Baton Rouge, Louisiana
June 3, 1996

                              GULFWEST OIL COMPANY
                           2644 Sherwood Forest Plaza
                                    Suite 229
                          Baton Rouge, Louisiana 70816

                                 PROXY STATEMENT

                                       For

                         ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on July 2, 1996


         This Proxy Statement is being first mailed on June 3, 1996 to shareholders of GulfWest Oil Company (the "Company") by the Board of Directors to solicit proxies (the "Proxies") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at the Country Club of Louisiana, 18400 Boulevard Louisiane, Baton Rouge, Louisiana, at 6:00 p.m., local time, on Tuesday, July 2, 1996, or at such other time and place to which the Meeting may be adjourned.

         All shares represented by valid Proxies, unless the shareholder otherwise specifies, will be voted (i) FOR the election of the persons named herein under "Election of Directors" as nominees for election as directors of the Company for the term described therein, and (ii) at the discretion of the Proxy holders with regard to any other matter that may properly come before the Meeting or any adjournments thereof.

         Where a shareholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly. The Proxy may be revoked at any time by providing written notice of such revocation to GulfWest Oil Company, 2644 Sherwood Forest Plaza, Suite 229, Baton Rouge, Louisiana 70816, Attention: Jim Bigham. If notice of revocation is not received by the Meeting date, a shareholder may nevertheless revoke a Proxy if he attends the Meeting and desires to vote in person.

                        RECORD DATE AND VOTING SECURITIES

         The record date for determining the shareholders entitled to vote at the Meeting is the close of business on Friday, May 3, 1996 (the "Record Date"), at which time the Company had issued and outstanding 1,087,325 shares of Common Stock, par value $.001 per share (the "Common Stock"). Common Stock is the only class of outstanding voting securities of the Company.

                                QUORUM AND VOTING

         The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business. Each share represented at the Meeting in person or by proxy will be counted toward a quorum. In deciding all questions and other matters, a holder of Common Stock on the Record Date shall be entitled to cast one vote for each share of Common Stock registered in his or her name. In order to be elected a director, a nominee must receive the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Meeting. Abstentions and broker non-votes will not be counted in the election of directors.

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company presently consists of five directors, all of whom have been nominated for re-election. Each director shall serve until the next Annual Meeting of Shareholders and until his successor is elected and qualified.

         It is expected that the nominees named below will be able to accept such nominations. If any of the below nominees for any reason is unable or is unwilling to serve at the time of the Meeting, the Proxy holders will have discretionary authority to vote the Proxy for a substitute nominee or nominees. The following sets forth information as to the nominees for election at the Meeting, including their ages, present principal occupations, other business experience during the last five years, memberships on committees of the Board of Directors and directorships in other publicly-held companies.

                                                                                                  Year First
                                                                                                    Elected
                                                                                                   Director
     Name                                       Age                    Position                   or Officer

John E. Loehr(1)(2)(3)                          51         Chairman of the Board and                 1992
                                                           Director
Marshall A. Smith III(1)(2)                     48         President, Chief Executive                1989
                                                           Officer and Director
Jim C. Bigham                                   60         Executive Vice President,                 1991
                                                           Secretary  and Director
Ned W. Fowler(2)(3)                             68         Director                                  1990
Alan J. Ostrowe(2)(3)                           55         Director                                  1990


(1)      Member of the Audit Committee.
(2)      Member of the Budget Committee.
(3)      Member of the Compensation Committee.

         John E. Loehr was elected chairman of the board on September 1, 1993. Mr. Loehr was formerly president of Star-Tex Asset Management, a commodity trading advisor, a position he held from 1988 until 1992, when he sold his ownership interest. Mr. Loehr is currently president and sole shareholder of ST Advisory Corporation and vice-president of Star-Tex Trading Company. Mr. Loehr is a CPA and is a member of the American Institute of Certified Public Accountants and Texas Society of Certified Public Accountants.

         Marshall A. Smith III has served as an officer and a director of the Company since July 1989. From July, 1989 to November 20, 1992, he served as president and chairman of the board of directors. On November 20, 1992, he resigned as president but continued as chief executive officer and chairman of the board. Upon the resignation of Charles Major as president on September 1, 1993, Mr. Smith assumed the duties as president and resigned the position of chairman of the board. Prior to joining the Company, Mr. Smith served in various capacities in a number of family controlled companies.

         Jim C. Bigham is a retired United States Air Force Major. During his career, he served in both command and staff officer positions in the operational, intelligence and planning areas. Prior to joining the Company, Mr. Bigham held management and sales positions in the real estate and printing industries.

         Ned W. Fowler currently serves as a special advisor to OGERD Corporation, a company engaged in the marketing of equipment and supplies to the petroleum and petrochemical industries worldwide. In December, 1994, Mr. Fowler retired as executive vice president and a director of IRI International, Inc., positions he had held since 1985. IRI International, Inc. manufactures, markets and services oil well drilling rigs nationally and internationally. The company was formed in 1985 as a merger of the Ideco Division of Dresser Industries and Ingersoll-Rand Oil Field Products Company. Mr. Fowler was president of Ideco-Dresser from 1982 until the merger with Ingersoll-Rand.

         Alan J. Ostrowe, M.D., F.A.C.A. is a physician practicing in Baton Rouge, Louisiana. He is currently the Medical Director of Amedisys Mobile Health Case Services, Inc. He is also president and a director of General Anesthesia Services, Inc., a firm which he and two associates founded in 1987 for the purpose of supplying medical anesthesiology services in southern Mississippi and Louisiana. He is also vice-president of Nursing Enterprises, Inc., a position he has held since 1988.

Meetings and Committees of the Board of Directors

         The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors met four times during the calendar year ended December 31, 1995 ("1995").

         The Board of Directors has three standing committees: the Audit Committee, the Finance and Budget Committee and the Compensation Committee. The functions of these committees, their current members, and the number of meetings held during 1995 are described below.

         The Audit Committee was established to review the professional services and independence of the Company's independent auditors, and the Company's accounts, procedures and internal controls. The Audit Committee is comprised of Mr. John E. Loehr (Chairman) and Mr. Marshall A. Smith III. The Audit Committee met twice in 1995.

         The Finance and Budget Committee was established to make recommendations to the Board of Directors in the areas of financial planning, strategies and business alternatives. The Finance and Budget Committee is comprised of Dr. Alan J. Ostrowe (Chairman), Mr. Ned W. Fowler, Mr. John E. Loehr and Mr. Marshall A. Smith III. The Finance and Budget Committee met once in 1995.

         The function of the Compensation Committee is to fix the annual salaries and other compensation for the officers and key employees of the Company. It also approves and administers the Company's Stock Option Plan. The Compensation Committee is comprised of Mr. Ned W. Fowler (Chairman), Mr. John
E. Loehr and Dr. Alan J. Ostrowe.  The Compensation Committee met twice in 1995.

         The Company does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the Board of Directors as a whole.

Compensation of Directors

         The Company does not pay fees to directors for their Board activities. The Company has paid travel and entertainment expenses incurred by certain directors.

         On May 11, 1995, the Board of Directors granted Mr. John E. Loehr, chairman, the right and option to acquire equity securities of the Company as long-term compensation for his services to the Company and as an incentive to assist the Company in arranging an underwriting of a private placement debenture. The rights granted to Mr. Loehr were vested upon the successful close of the private placement debenture and were retroactive to May 11, 1995. With respect to each issuance by the Company of equity securities, Mr. Loehr shall have the right to receive or acquire equity securities in a quantity which would enable him to acquire ten percent (10%) of the aggregate equity securities issued, sold, or granted by the Company in connection with the issuance at the same price and under the same conditions, except that Mr. Loehr shall be entitled to exercise his rights to acquire such securities for a period of ten years following issuance. No securities were issued to Mr. Loehr under this grant during 1995.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of May 3, 1996, regarding the beneficial ownership of Common Stock by each person known by the Company to own 5% or more of the outstanding Common Stock, each director of the Company, certain named executive officers, and the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

 Name and Address of                             Amount and Nature of
   Beneficial Owner                              Beneficial Ownership                           Percent
John E. Loehr                                          111,2441                                   9.6%
16800 Dallas Parkway
Suite 210
Dallas, Texas 75248

Marshall A. Smith III                                   18,2492                                   1.7%
2644 Sherwood Forest Plaza
Suite 229
Baton Rouge, LA 70816

Jim C. Bigham                                           39,0003                                   3.5%
1051 Hatchell Lane
Denham Springs, LA 70726

John F. Bendure                                         5,0004                                    *
1228 Irvine Drive
Allen, Texas 75013

A. Van Nguyen                                           5,0005                                    *
2222 Via Del Norte
Carrollton, Texas 75006

Ned W. Fowler                                           32,8336                                  3.0%
360 Masterson
Beaumont, Texas 77707

Alan J. Ostrowe, M.D.                                   23,4157                                  2.1%
3029 S. Sherwood Forest
Suite 310
Baton Rouge, LA 70816



                                        4





Senior Drilling Company
8126 One Calais Avenue                                 231,9828                                  18.5%
Suite 2-C
Baton Rouge, LA 70809

HS Energy Private Rig                                  216,6679                                  16.8%
Partnership 1981, Ltd.
6309 N. O'Connor Blvd.
Bldg. II, Suite 210
Irving, Texas 75039

All current directors and officers                     234,74110                                 19.1%
as a group (7 persons)

*        Less than 1%

1 Includes 56,000 shares subject to presently exercisable options and 20,494 shares held directly, 15,000 shares subject to presently exercisable warrants and 17,750 shares held by ST Advisory Corporation, and 2,000 shares held by the Joanna Drake Loehr Trust. Mr. Loehr is president and sole shareholder of ST Advisory Corporation.

2 Includes 14,000 shares subject to presently exercisable options and 333 shares owned directly, 83 shares owned by Joyce Smith, the wife of Mr. Smith, and 3,833 shares owned by Marshall A. Smith IV and Mark Shelton, sons of Mr. Smith. Mr. Smith III disclaims beneficial ownership of the shares of Common Stock and Warrants owned by Senior Drilling Company, which is controlled by Mitchell D. Smith, the brother of Mr. Smith III.

3 Includes 31,800 shares subject to presently exercisable options and warrants, and 7,200 shares held directly.

4        Includes 5,000 shares subject to presently exercisable options.

5        Includes 5,000 shares subject to presently exercisable options.

6 Includes 7,200 shares subject to presently exercisable warrants and 25,633 shares held directly.

7 Includes 7,800 shares subject to presently exercisable warrants and 65,228 shares held directly, 166 shares owned by Lisa Anne Ostrowe, the daughter of Dr. Ostrowe and 166 shares of Common Stock owned by Pearl Ostrowe, the mother of Dr. Ostrowe.

8 Includes 166,754 shares subject to presently exercisable warrants and 65,228 shares held directly. Senior Drilling Company is controlled by Mitchell D. Smith, the brother of the president of the Company.

9 Includes 200,000 shares subject to presently exercisable warrants and 16,667 shares held directly. The general partner of HS Energy Private Rig Partnership 1981, Ltd. is HS Energy, Inc. whose president is Ray Holifield.

10 Includes 141,800 shares subject to presently exercisable options and 92,941 shares held directly or indirectly.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth information regarding compensation paid to the Company's Chief Executive Officer ("CEO") during each of the last three years. No other executive officer's total annual compensation is $100,000 or more.

                                                                                    Long Term
                                                                                  Compensation
                                                       Annual Compensation           Awards
                                 Year                              Other Annual                       All Other
Name and Principal Position       End       Salary($)   Bonus($)   Compensation($)   Options(#)     Compensation($)

Marshall A. Smith                1995       100,000         -              -               -               -
  President and Chief            1994       100,000         -              -            30,000             -
    Executive Officer            1993       100,000         -              -               -               -

Option Grants During 1995

         There were no options granted to the named executive officer during the year ended December 31, 1995.

Option Exercises During 1995 and
Year End Option Values (1)

                                          Number of                     Value of
                                    Securities Underlying              Unexercised
                                         Unexercised                   In-the-Money
                                            Options                       Options
                                         at FY-End (#)                 at FY-End ($)

                                           Exercisable/                 Exercisable/
Name                                      Unexercisable                Unexercisable
Marshall A. Smith                              14,000(2)                      -0-
                                                   -0-                        -0-

(1) Since no options were exercised by the above-named executive in 1995, no shares were acquired or value realized upon the exercise of options of such person in the last fiscal year.
(2)      Mr. Smith transferred 16,000 unexercised options to Mr. Loehr during
         1995.

Stock Performance Chart

         The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five years ended December 31, 1995 with the cumulative total return on The Nasdaq Stock Market Index and The Nasdaq Non-Financial Stock Index. The comparison assumes $100 was invested on December 31, 1990 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The Company paid no dividends during such five-year period.

[GRAPHIC EXHIBIT OMITTED AT THIS LOCATION IS BASED ON THE INFORMATION BELOW]


                       COMPARISON OF FIVE-YEAR CUMULATIVE
                                  TOTAL RETURN
         AMONG COMPANY, NASDAQ INDEX & NASDAQ NON-FINANCIAL STOCK INDEX



                                    1990         1991        1992        1993        1994         1995
                                     116.598      187.214     217.882     250.116     244.49       345.484
                                       1            1.605636    1.86866     2.145114    2.096863     2.963035
NASDAQ Stock Market                  100          160.5636    186.866     214.5114    209.6863     296.3035

                                     128.113      206.24      225.593     260.483     249.635      343.244
                                       1            1.609829    1.760891    2.033228    1.948553     2.679228
NASDAQ Non Financial                 100          160.9829    176.0891    203.3228    194.8553     267.9228

                                       3            3           5.75        2.75        2.625        1.875
                                       1            1           1.916667    0.916667    0.875        0.625
GulfWest Oil Company                 100          100         191.6667     91.66667    87.5         62.5


























Report of the Compensation Committee of the Board of Directors on Executive Compensation

         The Board of Directors approved an annual salary for the CEO of $100,000 on July 1, 1991 and it has remained at that level through 1995. The salary for the CEO was not set pursuant to a specific formula but was the result of negotiations between the Board of Directors and the CEO.

         On April 16, 1993, the Board established the Compensation Committee and authorized it to develop and administer an executive compensation system which will enable the Company to attract and retain qualified executives. Compensation for the CEO and other executive officers is determined by the Compensation Committee which functions under the philosophy that compensation of executive officers, specifically including that of the CEO, should be directly and materially linked to the Company's performance.

         On May 11, 1995, the Compensation Committee recommended and the Board of Directors granted to Mr. Marshall A. Smith III, president and CEO, the right to acquire equity securities of the Company as long-term compensation for his past performance to the Company and for efforts in arranging a successful underwriting of the Company's private placement debenture. The rights granted to Mr. Smith are for 10 years, were vested upon the successful close of the private placement debenture and were retroactive to May 11, 1995. With respect to each issuance by the Company of equity securities, Mr. Smith shall have the right to acquire ten percent (10%) of the aggregate equity securities issued, sold, or granted by the Company in connection with the issuance at the same price and under the same conditions, except that Mr. Smith shall be entitled to exercise his rights to acquire such securities for a period of 10 years following issuance. No securities were issued to Mr. Smith under this grant during 1995.

         On May 7, 1996, the Compensation Committee recommended entering into an Employment Agreement with John E. Loehr, effective June 1, 1996, for a period of 5 years. Mr. Loehr will serve as a consultant until he assumes the duties of Chief Financial Officer, as of January 1, 1997. (See: "Employment and Change of Control Agreements".)

         This report is submitted by the members of the Compensation Committee:

         Compensation Committee:
         Ned W. Fowler, Chairman
         John E. Loehr
         Alan J. Ostrowe

Employment and Change of Control Agreements

         Effective July 1, 1995, the Company entered into employment agreements with Mr. Marshall A. Smith III, the president and CEO of the Company, and Mr. Jim C. Bigham, secretary of the Company. The agreements provide for the following while the officers are employed during the three-year employment period after a change of control; (i) a monthly base salary at least equal to the officer's highest monthly salary earned in the twelve-month period preceding the change of control, plus salary increases commensurate with those of peer executives of the Company; (ii) an annual bonus at least equal to the lesser of the average annual bonus for the three years preceding the change of control or 100% of current annual base salary; and (iii) pension, welfare and fringe benefits, perquisites, and a title and level of responsibility at least equal to those in effect before the change of control. The agreements also provide that the officers would be entitled to severance benefits if their employment terminates under certain circumstances during the employment period, including a lump sum cash severance payment equal to 250% of their annual base salaries.

         On May 7, 1996, the Board of Directors approved entering into an Employment and Change of Control Agreement with John E. Loehr, effective June 1, 1996, for a period of 5 years. Mr. Loehr will serve as a consultant until he assumes the duties of Chief Financial Officer, as of January 1, 1997. Under the Agreement, Mr. Loehr will receive a base annual salary of $150,000, increasing a minimum of 15% annually, with deferred compensation in the form of cash or stock as determined by the Board of Directors. Any common stock received by Mr. Loehr under the Agreement shall be based at 60% of the average bid price for the Company's common stock for the 20 days preceding issuance.

         In the event of a change of control, Mr. Loehr will have the option to continue as an employee of the Company under the terms of the agreement or receive a lump-sum cash severance payment equal to 300% of his annual base salary for the year following the change of control.

         A "change of control" is defined in the Agreements as: (i) an acquisition (other than from the Company) by an individual, entity or a group (excluding the Company, its subsidiaries, a related employee benefit plan or a corporation the voting stock of which is beneficially owned following such acquisition 50% or more by the Company's stockholders in substantially the same proportions as their holdings in the Company prior to such acquisition) of beneficial ownership of 20% or more of the Company's voting stock; (ii) a change in a majority of the Board of Directors (excluding any persons approved by a vote of at least a majority of the incumbent Board other than in connection with a proxy contest); (iii) the approval by the stockholders of a reorganization, merger or consolidation (other than a reorganization, merger or consolidation in which all or substantially all of the stockholders of the Company receive 50% or more of the voting stock of the surviving company); or (iv) a complete liquidation or dissolution of the Company or the sale of all, or substantially all, of its assets.

                              CERTAIN TRANSACTIONS

         In connection with the successful completion of the Company's public offering on June 18, 1993, Sendrex, Inc. and HS Energy Private Rig Partnership 1981, Ltd. returned to the Company an aggregate of 366,754 shares of Common Stock in exchange for warrants exercisable at anytime after June 8, 1994 but before June 8, 1998 to purchase an aggregate of 366,754 shares with an exercise price per share equal to the public offering price of $6.00. On July 11, 1995, Sendrex, Inc. agreed to transfer 31,250 shares of its GulfWest stock as part of the settlement of the lawsuit of Major v. GulfWest Oil Company and Sendrex, in exchange for GulfWest's agreement to reduce the exercise price from $6.00 to $3.00 and extend the expiration date until June 17, 2003 of the warrants held by Sendrex for 166,754 shares of the Company's Common Stock. Sendrex subsequently transferred its remaining stock and warrants to Senior Drilling Company. None of the above warrants has been exercised to date.

         On October 1, 1993, the Company sold 100% of the Common Stock of its wholly-owned subsidiary, GulfWest Drilling Company, to Williams Southwest Drilling Company, Inc. ("Williams"), and received a promissory note in the amount of $150,000, payable in six equal monthly installments and bearing interest at the floating prime rate, and 40% of the outstanding stock of Williams (the "Williams Stock"). As part of the Stock Purchase Agreement, the Company extended a line of credit to Williams in the amount of $250,000 bearing interest at 10% per annum and secured by all accounts receivable of the borrower. The line of credit matured on December 31, 1995, at which time all outstanding balances were due. At December 31, 1995, $4,895 was outstanding under this line of credit.

         On December 30, 1993, the Company sold its 40% of the Williams Stock to Williams. The Company received a promissory note in the amount of $100,000, payable in four equal monthly installments beginning May 1, 1994. On July 1, 1994, the Company renegotiated terms of the promissory note from Williams to allow for the remaining unpaid principal balance of $50,000 to be payable in twelve quarterly payments of principal and interest. The interest rate on the renegotiated note is 10% per annum. The outstanding balance on this note was $40,599 at December 31, 1995.

         On January 10, 1994, the Company entered into a consulting agreement with Williams whereby the Company would provide management and accounting services for $25,000 per month for a period of one year. The Company received $97,140 in consulting fee payments during 1994. Effective January 1, 1995, the Company received a promissory note from Williams for consulting fees of $202,860, bearing interest at the rate of 10% per annum and payable in quarterly installments of principal and interest. Subsequent to the October 1, 1993 sale of GulfWest Drilling Company to Williams, Mr. Marshall A. Smith III and Mr. John
E. Loehr, both directors of the Company, were elected directors of Williams. It is the intention of Mr. Smith and Mr. Loehr to serve as directors of Williams as long as there is an outstanding indebtedness of Williams to the Company.

         On March 31, 1994, the Company extended a line of credit to Wilco Exploration, Inc., formerly Williams Drilling Equipment Company ("Wilco", formerly "WDE"), in the amount of $100,000 bearing interest at 10% per annum. The line of credit was secured by the borrower's equity in a lease/purchase agreement on drilling equipment and was further secured by a guaranty of 70% of the net cash flow from its interests in oil and gas properties. The principal was paid in full on May 26, 1995. At December 31, 1995, interest of $10,103 was outstanding. Star-Tex Trading Company ("Star-Tex") and MAS Partners, Inc. ("MAS") are major shareholders of Wilco. Mr. John E. Loehr, a director of the Company and of Wilco, is vice-president of Star-Tex. Mr. Marshall A. Smith, Jr., president of MAS, is the father of the president of the Company. Mr. Marshall A. Smith III, president and director of the Company, is also a director of Wilco.

         On May 31, 1994, the Company executed a $40,000 note bearing interest at the rate of 10% per annum, payable to Star-Tex, a related entity owned by a shareholder of the Company. Principal and interest on the note were originally due one year from the date of the note. At December 31, 1995, the full principal amount of $40,000 was outstanding. Subsequently, on March 26, 1996, the note holder agreed to extend payment of principal and interest to April 1, 1997. The note holder was granted a warrant to purchase 12,000 shares of the Company's common stock at an exercise price of $5.00 per share, which expires three years from the date the warrant was issued. Additionally, the note holder was issued 3,000 shares of the Company's common stock on November 20, 1995. Mr. John E. Loehr, a director of the Company is vice-president of Star-Tex.

         On January 17, 1995, the Company borrowed $20,000 from Marshall A. Smith, Sr., grandfather of the president of the Company, in the form of a note payable which bears interest at a rate of 10% and was originally due one year from the date of the note. At December 31, 1995, the full principal amount of $20,000 was outstanding. However, on March 26, 1996, the note holder agreed to extend payment of principal and interest to April 1, 1997. The note holder was granted a warrant to purchase 6,000 shares of the Company's common stock at an exercise price of $5.00 per share. The warrant expires three years from the date of issuance. In addition, the note holder was issued 1,500 shares of the Company's common stock on November 120, 1995.

         On February 6, 1995, the Company borrowed $50,000 from ST Advisory Corporation in the form of a note which bears interest at 10% per annum and was originally due one year from the date of the note. At December 31, 1995, the full principal amount of $50,000 was outstanding. However, on March 25, 1996, the note holder agreed to extend payment of principal and interest to April 1, 1997. The note holder was granted a warrant to purchase 15,000 shares of common stock at an exercise price of $5.00 per share. The warrant expires three years from the date of issuance. In addition, the note holder is to be issued 3,750 shares of the Company's common stock on November 20, 1995. Mr. John E. Loehr, a director of the Company, is president and sole shareholder of ST Advisory Corporation.

         On November 20, 1995, the Company issued Ned W. Fowler, a director, 10,000 shares of common stock as payment for consulting fees.

         During 1995, the Company issued 13,100 shares of common stock and warrants to purchase 48,000 shares of common stock at a price of $5.00 per share to other related parties. On March 27, 1996, these parties agreed to extend payment of principal and interest on their outstanding notes to April 1, 1997. Also on March 27, 1996, the Company entered into agreements with two of its officers to convert deferred compensation in the amount of $47,340 to notes payable due April 1, 1997.

         At a Board of Directors meeting on May 7, 1996, a majority of the disinterested directors approved a resolution whereby the Company may grant loans, if requested, to directors (other than disinterested directors), officers and employees to exercise warrants and/or options beneficially own.


                             SECTION 16 REQUIREMENTS

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it with respect to 1995, or written representations from certain reporting persons, the Company believes that its officers, directors and persons who own more than 10% of a registered class of the Company's equity securities have complied with all applicable filing requirements, with the exception of John E. Loehr, a director, who was late filing one Form 4 reporting one transaction.

                              INDEPENDENT AUDITORS

         The Board of Directors has engaged Weaver & Tidwell, L.L.P. as independent auditors to examine the Company's accounts.


                             SHAREHOLDERS' PROPOSALS

         Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be considered in the Proxy Statement and Proxy relating to the 1997 Annual Meeting of Shareholders, such proposals must be received by the Company not later than December 31, 1996. Such proposals should be directed to GulfWest Oil Company, 2644 Sherwood Forest Plaza, Suite 229, Baton Rouge, Louisiana 70816, Attn: Secretary.


                                 OTHER BUSINESS

         The Board of Directors knows of no matter other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.


                                  MISCELLANEOUS

         All costs incurred in the solicitation of Proxies will be borne by the Company. In addition to solicitation by mail, the officers and employees of the Company may solicit Proxies by telephone, telegraph or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. The Company has not engaged a proxy solicitor.

         The Annual Report to Shareholders of the Company, including financial statements for the year ended December 31, 1995, accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

                                  By Order of the Board of Directors



                                  Jim C. Bigham
                                  Secretary

Baton Rouge, Louisiana
June 3, 1996

                              GULFWEST OIL COMPANY


                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
         FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JULY 2, 1996


         The undersigned hereby appoints Jim C. Bigham proxy of the undersigned, with power of substitution, to vote all shares of Common Stock of the Company held by the undersigned which are entitled to be voted at the Annual Meeting of Shareholders to be held July 2, 1996, and any adjournment(s) thereof as effectively as the undersigned could do if personally present.

         (1) To elect the following persons as directors, each to serve until the next Annual Meeting of Shareholders, and until his successor is duly elected and qualified:

         John E. Loehr                 Jim C. Bigham              Ned W. Fowler
         Marshall A. Smith III         Alan J. Ostrowe

             For all persons listed (except as marked to the contrary below.) Withhold authority to vote for all nominees

         Instructions: To withhold authority to vote for any individual nominees(s), write the name(s)of the Nominee(s) on the line below:



         2) In the discretion of the proxy, on any other matter that may properly come before the meeting or any adjournments thereof.

         The shares represented by this proxy will be voted as directed. WHERE NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR MATTERS (1) and (2) above.

         The undersigned hereby revokes any proxy or proxies heretofore given to vote or act with respect to the Common Stock of the Company and hereby ratifies and confirms all that the proxy, or his substitutes, or any of them, may lawfully do by virtue hereof.

         Please sign below, date, and return promptly in the enclosed envelope.


Dated:                      , 1996



                                                     IMPORTANT: Please date this
                                                     proxy  and sign  your  name
                                                     exactly  as it  appears  to
                                                     the left.  When  signing on
                                                     behalf  of  a  corporation,
                                                     partnership,  estate, trust
                                                     or in other  representative
                                                     capacity,  please sign name
                                                     and title.  Where  there is
                                                     more than one  owner,  each
                                                     owner must sign.